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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    Form 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                               NOVEMBER 19, 2001
                                 Date of Report

                           Earliest Reported Event is
                               NOVEMBER 18, 2001

                             QUANTA SERVICES, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

        001-13831                                      74-2851603
     Commission File No.                     IRS Employer Identification No.


                              1360 POST OAK BLVD.
                                   SUITE 2100
                              HOUSTON, TEXAS 77056
                    (Address of principal executive offices)

              Registrant's telephone number, including area code:
                                 (713) 629-7600

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ITEM 5.  OTHER EVENTS.

     The Board of Directors (the "Board") of Quanta Services, Inc. (the "Company") acted on November 18, 2001 to form a Board committee consisting of the seven Quanta directors unaffiliated with UtiliCorp United Inc. ("UtiliCorp") and delegated to the Board committee the full power of the Board, to the maximum extent permitted by law, to consider and authorize on behalf of the Board the Company's actions and responses to UtiliCorp's control-related initiatives. The Board committee thereupon acted on November 18, 2001 to ratify and reauthorize the rights plan amendments, the related amendments to the Company's certificate of incorporation and the related actions taken by the Board on November 15, 2001 and announced publicly by the Company on November 16, 2001.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits. The following documents are filed as exhibits to this current report.

     4.7 Amendment No. 1 (as amended November 18, 2001) to Rights Agreement dated March 8, 2000 between Quanta Services, Inc. and American Stock Transfer & Trust Company, as Rights Agent, which includes as Exhibit B thereto the Form of Right Certificate.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  NOVEMBER 19, 2001            QUANTA SERVICES, INC.


                                    By:  /s/ Dana A. Gordon
                                       --------------------------------------
                                    Name:  Dana A. Gordon
                                    Title:  Vice President - General Counsel

Exhibit Index

Exhibit No.  Description
-----------  -----------
4.7 Amendment No. 1 (as amended November 18, 2001) to Rights Agreement dated March 8, 2000 between Quanta Services, Inc. and American Stock Transfer & Trust Company, as Rights Agent, which includes as Exhibit B thereto the Form of Right Certificate.